UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    November 2, 2005

ALLIANCE GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0104066
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 270-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

The press release of Alliance Gaming Corporation (the “Company”) dated November 3, 2005, regarding certain unaudited financial results for the fiscal year ended June 30, 2005, is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

Item 4.02.(a)                            Non-Reliance on Previously Issued Financial Statements.

On November 2, 2005 the Board of Directors of the Company concluded that the previously issued audited financial statements of the Company for the fiscal years ended June 30, 2003 and 2004 and the related auditors report thereon, and the unaudited quarterly financial information previously reported for the year ended June 30, 2004 and for the quarters in the nine month period ended March 31, 2005, should no longer be relied upon and will require restatement.  The Board of Directors reached this conclusion after consultations with the Company’s management and its consultants including Navigant Consulting, Inc.

The restatement is required primarily as a result of a reevaluation of the application of the Company’s revenue recognition policies, the implementation of certain software accounting literature to the accounting for its game sales, a correction in its accounting for certain software license revenue in its systems business and a restated tax rate.  The restatement primarily will have the effect of deferring revenue and earnings to later periods than previously reported.

The Audit Committee of the Company has discussed the matters set forth above with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01.                                          Financial Statements and Exhibits.

(c)   Exhibits

(99.1)  Press release issued by Alliance Gaming Corporation, dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE GAMING CORPORATION

By:	/s/ Steven M. Des Champs
Steven M. Des Champs
Senior Vice President and Chief Financial Officer

Dated: November 4, 2005